EXHIBIT 10.2

AGREEMENT

This Agreement (the “Agreement”) is entered into between Universal Capital Management, Inc., a Delaware corporation (“Universal”), and New Bastion Development, Inc., a Florida corporation (“New Bastion”).  Universal and New Bastion are referred to collectively in this Agreement as the “Parties”.

RECITALS

A.

On August 22, 2012, the Parties entered into an agreement titled “Memorandum Of Understanding” (the “MOU”).  The MOU sets forth certain terms and conditions that the Parties agreed to adhere to at the time of execution of the MOU.

B.

By entering into this Agreement, the Parties intend to supersede and replace the terms and conditions of the MOU in their entirety.

C.

NB Regeneration, Inc. (“NBR”), a Florida corporation, is a majority-owned subsidiary of New Bastion.

AGREEMENT

In consideration of the Recitals stated above and the promises, representations and covenants set forth in this Agreement, the Parties agree as follows:

a.

New Bastion will transfer to Universal 50,000 shares of  common stock of NBR owned by New Bastion (the “NBR Shares”).  Certificates representing the NBR Shares will be delivered to Universal at, or shortly after, the date of execution of the Agreement.  At the time of this Agreement, the 50,000 NBR Shares shall represent 5.62% of the outstanding shares of NBR common stock.

2.

New Bastion will be entitled to keep the $312,000 previously paid by Universal to New Bastion as payment for shares of NBR.

3.

The indicated Party or Parties represents and warrants as follows:

a.

NBR is duly organized and in good standing in the State of Florida

b.

Each of the Parties is properly authorized to enter into this Agreement, including having obtained approval of its Board of Directors to enter into this Agreement.

c.

NBR’s outstanding capitalization consists of 890,000 shares of common stock, and an option held by an entity to purchase 100,000 shares of the common stock of NBR for US$10,000,000 on or before October 8, 2013.  NBR has no other outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by NBR to purchase shares of NBR common stock or other securities of NBR; and there are no other commitments, plans or arrangements to issue any shares of NBR common stock or any security convertible into or exchangeable for NBR common stock.

d.

Each of the Parties has received all information about the other Party and its business that it deems necessary to make an informed decision to enter into this Agreement, and it has reviewed all that information carefully; and has relied solely upon such information and investigations made by it in making its decision to enter into this Agreement.

e.

Universal represents and warrants to New Bastion that it is acquiring the NBR Shares for its own account, without any view to public redistribution.  It further represents and warrants that it is able to bear the economic risk of the investment.

f.

Universal understands that the NBR Shares it is acquiring have not been registered under The Securities Act of 1933, as amended (the “1933 Act”), nor under any state securities laws, because they are being sold and issued in reliance upon exemptions which are available only if it acquires the securities for investment purposes only and without a view to public redistribution.  It is familiar with the phrase “acquired for investment and not with a view to redistribution,” and the special meanings given to such terms and various releases and interpretations of regulatory agencies governing the offer and sale of securities.

g.

Universal understands that the NBR Shares that it is acquiring must be held by it until registered under the 1933 Act, or until a prior opinion of counsel of Universal, reasonably satisfactory to NBR, is submitted, which states that an exemption from such registration requirements is available.  It understands that neither NBR, New Bastion nor any other person assumes any responsibility or obligation to register the NBR Shares to be purchased by it pursuant to this Agreement, even if such is necessary, to permit a subsequent resale or transfer thereof.  It also understands and agrees that stop transfer instructions will be noted on the appropriate records of NBR and its stock transfer agent, and there will be placed on the certificates for the securities, or any substitutions therefore, a legend stating in substance:

“The securities evidenced by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 ("the 1933 Act") in reliance on exemptions contained in the 1933 Act.  These Units may not be sold or transferred except in transactions (a) registered under the 1933 Act or exempt from registration thereunder, and (b) registered under or otherwise in compliance with the laws of the State in which the sale or transfer is to occur.”

h.

It represents that there are no legal restrictions applicable to it which would preclude its purchase of the NBR Shares for investment, as set forth herein, and that it purchased the NBR Shares for its own account.

i.

In connection with the investment decision to purchase the NBR Shares, it confirms that it has carefully reviewed, investigated and evaluated such matters and considerations as it considered material.  It acknowledges that New Bastion and NBR have made available to it the unrestricted opportunity to obtain any additional information necessary to verify the accuracy of the information furnished to it, or obtained by it, in connection with its investment.  It also confirms that it deems feasible and necessary to satisfy itself as to all material aspects concerning the investment, and that it now desires to confirm such investment without any guarantee of subsequent value.

j.

It specifically acknowledges that NBR’s proposed business is extremely speculative in nature and carries with it many risks that even a combination of experience, scientific information, and careful evaluation cannot always overcome, and its investment is subject to a high risk of loss.  It also represents that New Bastion and/or NBR have made full disclosure to it as it pertains to these risks.

4.

Universal will keep confidential all non-public information concerning each of NBR and New Bastion except such information that either (i) New Bastion or NBR specifically includes in a press release or in another public announcement that specifically includes such information, or (ii) New Bastion or NBR, in writing, specifies what information may be released, disclosed or publicly announced by Universal.   The Parties agree that a breach of this Section 4 may cause irreparable harm and/or damage to NBR and/or New Bastion.

5.

The Parties agree to a joint press release in the form and with the content set forth in Exhibit A to this Agreement.

6.

This Agreement supersedes and replaces all the terms and conditions of the MOU in their entirety.  Upon execution of this Agreement, the MOU, and all the provisions of the MOU, become null and void.  Each of New Bastion and Universal releases the other from the terms of the MOU and any other prior understanding or agreement between the Parties.

7.

This Agreement may be executed in counterparts.

This Agreement is executed by the Parties on the respective dates set forth below to be effective on the date on which it has been signed by both Parties.

NEW BASTION DEVELOPMENT, INC. By: /s/Elliot Bellen Elliot Bellen, CEO Dated:07/24/2013	UNIVERSAL CAPITAL MANAGEMENT, INC. By:/s/ Michael Queen Michael Queen, President Dated: 07/24/2013

EXHIBIT A

(Included as part of Agreement dated as of July 23, 2013

between Universal Capital Management, Inc.

and New Bastion Development, Inc.)

UNIVERSAL CAPITAL MANAGEMENT INC. SIGNS MODIFIED AGREEMENT TO PURCHASE STAKE IN NB REGENERATION, INC.

WILMINGTON, Del., July __, 2013 /PRNewswire/ -- Universal Capital Management, Inc. (UCMT.PK), announced today that it had signed an Agreement finalizing the purchase of 50,000 shares of NB Regeneration, Inc., by UCMT from New Bastion Development, Inc.  for $312,000.  NB Regeneration, Inc. is a subsidiary of New Bastion Development, Inc.

The two Companies previously had entered into an MOU on August 22, 2012 that provided for UCMT to purchase 100,000 shares of NBR for $500,000 and granted UCMT an option to purchase additional shares NBR shares under certain terms and conditions.  In addition to the cash consideration, New Bastion was to receive 5,000,000 common shares in UCMT as part of the purchase price.  The amended agreement provides only for UCMT to receive a total of 50,000 NBR shares for $312,000 and for both parties to forego any other rights they may have had under the original agreement.

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